As filed with the Securities and Exchange Commission on August 31, 2006
Registration No. 333-120534

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CANYON RESOURCES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	84-0800747
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14142 Denver West Parkway, Suite 250
Denver, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)
Amended and Restated Incentive Stock Option Plan of Canyon Resources Corporation
and
Amended and Restated Non-Qualified Stock Option Plan of Canyon Resources Corporation
(Full title of the Plan)

Copy to:
Paul Hilton, Esq.
Richard J. Mattera, Esq.
James K. B. Hesketh	Hogan & Hartson L.L.P.
President and Chief Executive Officer	One Tabor Center, Suite 1500
14142 Denver West Parkway, Suite 250	1200 Seventeenth Street
Golden, Colorado 80401	Denver, Colorado 80202
(303) 278-8464	(303) 899-7300

(Name, address and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-120534) (the “Registration Statement”) of Canyon Resources Corporation (the “Company”) pertaining to 4,262,500 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on November 16, 2004. The Registration Statement registered 4,262,500 shares of common stock for sale pursuant to the Company’s Amended and Restated Incentive Stock Option Plan and Amended and Restated Non-Qualified Stock Option Plan (together, the “Plans”).
     In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes 2,391,852 shares of Common Stock from registration under the Registration Statement that represent shares reserved for future options issued under the Plans as of June 6, 2006. No shares of Common Stock underlying options have been cancelled or forfeited since June 6, 2006. After this Post-Effective Amendment No. 1, there will remain registered a total of 1,627,526 shares of Common Stock, plus additional shares of Common Stock that may become issuable in accordance with certain adjustment and anti-dilution provisions of the Plans.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado on this 31st day of August, 2006.

CANYON RESOURCES CORPORATION.
By:	/s/ James K. B. Hesketh
James K. B. Hesketh
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed on by the following persons in the capacities and on the dates indicated:

Signature	Capacity in Which Signed	Date

/s/ James K.B. Hesketh James K. B. Hesketh	President and Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2006

/s/ David P. Suleski David P. Suleski	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 31, 2006

/s/ Richard H. De Voto Richard H. De Voto	Director	August 31, 2006

/s/ Leland O. Erdahl Leland O. Erdahl	Director	August 31, 2006

/s/ David K. Fagin David K. Fagin	Director	August 31, 2006

/s/ Ronald D. Parker Ronald D. Parker	Director	August 31, 2006

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